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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 21, 1999, accompanying the consolidated financial statements of DualStar Technologies Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




/s/ Grant Thornton LLP
----------------------
GRANT THORNTON LLP


New York, New York
October 4, 1999